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                                                                    Exhibit 23.6

                                ANTHONY W. PARKER

                                  June 11, 2003

Gladstone Commercial Corporation
1750 Tysons Blvd., 4th Floor
McLean, Virginia  22102

                       CONSENT TO REFERENCE IN PROSPECTUS

In connection with the Registration Statement on Form S-11 filed by Gladstone Commercial Corporation (the "COMPANY"), File No. 333-_____, I hereby consent to the reference to me in the prospectus included in such registration statement as having agreed to join the board of directors of the Company.


                                            Very truly yours,

                                            /s/ Anthony W. Parker

                                            Anthony W. Parker